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                                                                  EXHIBIT 11




                              OPTICAL DATA SYSTEMS, INC.

                          COMPUTATIONS OF PER SHARE EARNINGS
                       (In thousands, except per share amounts)


                                   Three Months Ended   Six Months Ended
                                         June 30,            June 30,
                                   ------------------   ------------------
                                     1996      1995       1996      1995
                                   --------  --------   --------  --------
PRIMARY

Common shares outstanding
 at Beginning of period             16,221    15,981     16,150    15,840

Net effect of dilutive stock
 options and warrants based
 on the treasury stock
 method using
 average market price                  659       857        724       964
                                   -------   -------    -------   -------
Weighted average
 shares outstanding                 16,880    16,838     16,874    16,804
                                   -------   -------    -------   -------
                                   -------   -------    -------   -------
Net income                         $ 3,637   $ 3,848    $ 7,131   $ 6,830
                                   -------   -------    -------   -------
                                   -------   -------    -------   -------
Net income per share               $   .22   $   .23    $   .42   $   .41
                                   -------   -------    -------   -------
                                   -------   -------    -------   -------
FULLY DILUTED*

Common shares outstanding
 at Beginning of period             16,221    15,981     16,150    15,840

Net effect of dilutive stock
 options and warrants based
 on the treasury stock method
 using the year-end market
 price, if higher than
 average market price                  659      900         724     1,046
                                   -------   -------    -------   -------
Weighted average
 shares outstanding                 16,880   16,881      16,874    16,886
                                   -------   -------    -------   -------
                                   -------   -------    -------   -------
Net income                         $ 3,637  $ 3,848     $ 7,131   $ 6,830
                                   -------   -------    -------   -------
                                   -------   -------    -------   -------
Net income per share               $   .22  $   .23     $   .42   $   .40
                                   -------   -------    -------   -------
                                   -------   -------    -------   -------
________________
* Fully diluted earnings per share is not presented in the Consolidated Statements of Income as the resulting dilution is less than 3% of primary earnings per share.

                                     -15-